UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 11, 2010

(Exact Name of Registrant as Specified in Charter)

Nevada	0-22999	94-2432628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

423 West 55th Street, 12th Floor
New York, New York  10019
(Address of Principal Executive Offices, including zip code)

(212) 949-5000
(Registrant’s telephone number, including area code)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 11, 2010, Tarragon Corporation (“Tarragon”) and certain of its direct and indirect subsidiaries and affiliates (collectively, the “Debtors”) filed their unaudited monthly operating reports for the period November 1, 2009 through November 30, 2009 with the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”).  Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited monthly operating report of Tarragon for the period November 1, 2009 through November 30, 2009 (the “Monthly Operating Report”) as filed with the Bankruptcy Court.

As previously announced, it is not expected that there will be any distribution to Tarragon equity holders in conjunction with Tarragon's bankruptcy cases pending before the Bankruptcy Court.  In this regard, the Debtors’ proposed plan of reorganization currently on file with the Bankruptcy Court does not provide for any distribution to Tarragon equity holders.

The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). The financial information contained in the Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Monthly Operating Report. The Monthly Operating Report may be subject to revision. The Monthly Operating Report is in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01.	Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Monthly Operating Report for the Period from November 1, 2009 through November 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION

By:	/s/ WILLIAM S. FRIEDMAN
William S. Friedman
Chief Executive Officer, Director, and
Chairman of the Board of Directors

Date:  January 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report for the Period from November 1, 2009 through November 30, 2009